Exhibit 99.1
STONE ENERGY CORPORATION
Stone Energy to Present at IPAA Symposium and Burkenroad Reports Investment Conference
LAFAYETTE, LA. April 20, 2009
     Stone Energy Corporation (NYSE:SGY) today announced that David H. Welch, the Company’s President and Chief Executive Officer, will be presenting at the IPAA Oil & Gas Investment Symposium in New York at the Sheraton Hotel at 2:00 p.m. eastern time on Tuesday, April 21, 2009.
     The company also announced that Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the 13th Annual Burkenroad Reports Investment Conference at the Chateau Bourbon Hotel in New Orleans at 11:30 a.m. central time on Friday, April 24, 2009. The event is hosted by Tulane University’s Freeman School of Business and is free and open to the public.
     The presentation material will be available in the “Event” section of the Company’s website, www.stoneenergy.com, within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.